REGISTRATION NO.  333-46326

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

    PRE-EFFECTIVE AMENDMENT NUMBER THREE TO FORM SB-2
                      REGISTRATION STATEMENT
                               Under
                    THE SECURITIES ACT OF 1933

                    HARLEQUIN INVESTMENTS, INC.
       (Exact name of small business issuer in its charter)

Colorado                              6770               98-0219220
(State or other jurisdiction of  (Primary standard   (I.R.S. Employer
incorporation or organization)   industrial code)      Identification
                                                           Number)

                    HARLEQUIN INVESTMENTS, INC.
                        3215 Mathers Avenue
         West Vancouver, British Columbia V7V 2K6, CANADA
                          (250) 537-5732
   (Address and telephone number of principal executive offices)

Agent for Service:                       With a Copy to:
Inge L. E. Kerster, President      Christopher J. Moran, Attorney at Law
Harlequin Investments, Inc.              4625 Clary Lakes Drive
3215 Mathers Avenue                      Roswell, Georgia  30075
West Vancouver, British Columbia
        V7V 2K6, CANADA
 (604) 913-8355 - Fax (604)913-8358     (770) 518-9542 Fax: (770) 518-9640

     (Name, address, including zip code, and telephone number, including area code, of agent for service)





 Approximate date of commencement of proposed sale to the public:
      As soon as practicable after the effective date of this
                      Registration Statement.

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [_]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]










 Title of       Dollar      Proposed      Proposed
   each         Amount      Maximum       maximum
 Class of       to be       offering     aggregate    Amount of
securities    registered     price        offering   registration
   to be                    per unit       price         fee
registered

  Common
   stock       $25,000       $0.01        $25,000       $6.60
 2,500,000
  shares

The registration hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.





              SUBJECT TO COMPLETION [April 18, 2002]
                            PROSPECTUS

                                                  __________, 2002

                    HARLEQUIN INVESTMENTS, INC.

                 2,500,000 Shares of Common Stock

Price to Public             Underwriting Commissions Proceeds to Harlequin
Per Share: $0.01 per share        $0                  Investments, Inc.
                                                        $0.01 per share
Total Offering:  $0.01 per share        $0               $25,000
__________________________________________________________________

This is the initial public offering of common stock of Harlequin Investments, Inc. and no public market currently exists for shares of our common stock. The initial public offering price is $0.01
per share of common stock and was arbitrarily determined.   These
securities will be sold by our President, Inge L.E. Kerster for a period of sixty (60) days from the date of this prospectus. Ms. Kerster will not receive any commission or other remuneration from the sale of these securities.

Harlequin is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. The net offering proceeds, after deduction for offering expenses, estimated at $12,500, and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule 419.

We will amend and complete the information in this prospectus. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This investment involves a high degree of risk. See "Risk Factors" beginning on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.







                         TABLE OF CONTENTS

                            Prospectus
Summary.....................................................    1

Risk Factors...............................................     2
    We are in the earliest stages of development and may never become profitable.

    Rule 19 will place restrictions on our shares.

    Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment.

    Investors are prohibited from selling or offering shares held in escrow.

    The ability to register our shares is limited.

    Success of our business operations may depend on management outside of our control.

    Harlequin is at a competitive disadvantage and in a highly competitive market searching for business combinations and opportunities.

    Harlequin has no agreement for a merger nor any standards set for acceptable candidates for a merger.

    Potential merger or acquisition candidates must meet SEC requirements that may delay or preclude our business plan.

    We are at a competitive disadvantage because we lack any market research or marketing organization.

    We will be limited to the business opportunities of a single company.

    Potential determination by the SEC that we are an investment company could cause material adverse consequences.

    Any business combination will probably result in the loss of management and control by our shareholders.

    Should we meet our business plan of merging, our shareholders will most likely suffer a reduction in percentage share ownership of the newly formed company.
    Many business decisions made by us can have major tax consequences and many associated risks.

    The requirement of audited financial statements of potential merging entities may stop some potential merger candidates from merging with us.

    We may not be able to sell enough shares to follow through with our business plan.

    Our offering price is arbitrary and the value of our securities may never actually reach the offering price.

    Shares  may be sold in the future pursuant to Rule 144.

    We have had no operating revenue to date and may not become profitable.

    Our shares are to be offered as  a  self-underwritten offering.

    Our shares may never actually be traded and therefore our purchasers may never be able to resell their shares.

    Our sole officer and director  has  other business interests.

    We are dependant upon one individual who will not devote her full time and attention to our affairs and this could result in delays or business failure.

    If our proposed business is not feasible, you may lose your entire investment.

    If we fail to raise enough money to consummate a merger or acquisition, your investment may be worthless.

    Any  future offerings may have  to comply with Rule 419.

    Risks  related to  the  securities  market.




Use of Proceeds..................................................11

Determination of Offering Price..............................    12

Plan of Distribution..........................................   12

Legal Proceedings.............................................   13

Directors, Executive Officers, Promoters and Control Persons.... 13

Security Ownership of Certain Beneficial Owners and Management.  14

Description of Securities......................................  15

Disclosure of Commission Position on indemnification for
Securities Act liabilities.....................................  15

Business Plan.................................................   16

Management's Discussion and Analysis or Plan of Operations.....  22

Description of Property.......................................   25

Certain Relationships and Related Transactions................   25

Market for Common Equity and Related Stockholder Matters......   25

Investors' rights under Rule 419.........................        25

Executive Compensation.......................................... 27

Financial Statements............................................ 28

Changes in and disagreements with Accountants  on Accounting
and Financial Disclosure......................................   41




                             SUMMARY

Harlequin Investments, Inc. is a corporation formed under the laws of the State of Colorado, whose principal executive offices are located in West Vancouver, British Columbia, Canada.

We are a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify us as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as we have successfully implemented our business plan described herein.

Accordingly, each shareholder of Harlequin will affirm that his respective shares of our common stock will be escrowed until such time as we have successfully consummated a merger or acquisition and we are no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in our securities until a merger or acquisition has been consummated, each shareholder will place his respective certificates with the escrow agent until such time as legal counsel, who is also serving as escrow agent, has confirmed that a merger or acquisition has been successfully consummated.

Name, Address, and Telephone Number of Registrant

Harlequin Investments, Inc.
3215 Mathers Avenue
West Vancouver, British Columbia V7V 2K6, CANADA
(604)   913-8355
(604)   913-8358 Fax

The Offering

These securities will be sold by our President, Inge L.E. Kerster for a period of sixty (60) days from the date of this prospectus.
Ms. Kerster will not receive any commission or other remuneration from the sale of these securities.

This offering is self-underwritten. There is no minimum purchase requirement.

Price per share Offered....................................$0.01
Common Stock Offered by Harlequin Investments, Inc.    2,500,000
                                                          shares
Common Stock Outstanding Prior to Offering.............. 210,000 shares
Common Stock Outstanding After Offering*.... ..........2,710,000 shares
* Assumes sale of all shares offered

                          Risk Factors

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.

Risks related to our business.

Our success depends on a number of things that should be considered by prospective investors. Harlequin Investments, Inc.
is a new company and we have no history of earnings or profit and there is no assurance that it will ever be able to operate profitably or even to find a merger or acquisition candidate.

We are in our earliest stages of development and may never become profitable.

We are in the earliest stages of development and could fail before implementing our business plan. Harlequin must be regarded as a "start up" venture that will incur losses for the foreseeable future. We face unforeseen costs, expenses, problems and difficulties that could easily prevent us from ever becoming profitable.

Rule 419 will place restrictions on our Shares

Rule 419 of regulation C under the Securities Act generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed.

Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment.

After the effective date of any such post-effective amendment, Harlequin is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of his investment funds.

 Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, Harlequin's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of shares from management. Investors are prohibited from selling or offering to sell shares held in escrow.

According to Rule15g-8 as promulgated by the SEC pursuant to the Securities Exchange Act of 1934, it shall be unlawful for any person to sell or offer to sell shares or any interest in or related to the shares held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the deposited securities are prohibited, for example contracts for sale on a when, as, and if issued basis.

The ability to register shares is limited.

The ability to register or qualify for sale the shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of blank check issuers, such as Harlequin, within that state.

In addition, many states, while not specifically prohibiting or restricting blank check companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, Harlequin's selling efforts, and any secondary market that may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue-sky application has been filed and accepted or where the shares have been registered. At this time we anticipate only registering these shares in the State of New York and certain provinces of Canada.

Success of Harlequin's business operations may depend on management outside of Harlequin's control.

The success of Harlequin's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that Harlequin will be successful in locating candidates meeting such criteria. In the event Harlequin completes a business combination, the success of Harlequin's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond Harlequin's control.

Harlequin is at a competitive disadvantage and in a highly competitive market searching for business combinations and opportunities.

Harlequin is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for Harlequin. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Harlequin and, consequently, Harlequin will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Harlequin will compete in seeking merger or acquisition candidates with numerous other small public companies.

Harlequin has no agreement for a merger nor any standards set for acceptable candidates for merger.

Harlequin has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. Harlequin may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. Harlequin has been in the developmental stage since inception and has no operations to date. Other than issuing shares to our original shareholders, Harlequin never commenced any operational activities. Harlequin may not be able to negotiate a business combination on terms favorable to Harlequin.

Harlequin has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which Harlequin would not consider a business combination in any form with such business opportunity. Accordingly, Harlequin may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

Potential merger or acquisition candidates must meet SEC requirements that may delay or preclude Harlequin's business plan.

Section 13 of the Exchange Act requires companies subject to the Exchange Act to provide certain information about significant acquisitions, including certified financial statements for the entity to be acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Harlequin.

Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange
Act are applicable.

We will be limited to the business opportunities of a single company.

Harlequin's proposed operations, even if successful, will in all likelihood result in Harlequin engaging in a business combination with only one business opportunity. Consequently, Harlequin's activities will be limited to the activities engaged in by the business opportunity, which Harlequin merges with or acquires. Harlequin's inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

Potential determination by the SEC that Harlequin is an investment company could cause material adverse consequences.

Although we will be regulated under the Exchange Act, our management believes Harlequin will not be regulated under the Investment Company Act of 1940, insofar as Harlequin will not be engaged in the business of investing or trading in securities.
In the event Harlequin engages in business combinations that result in Harlequin holding passive investment interests in a number of entities, we could become subject to regulation under the Investment Company Act of 1940. In such event, Harlequin would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to the status of Harlequin under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Harlequin to material adverse consequences.

Any business combination will probably result in loss of management and control by Harlequin shareholders.

A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Harlequin. Any such business combination may require management of Harlequin to sell or transfer all or a portion of Harlequin's common stock held by them, or to resign as members of the board of directors of Harlequin. The resulting change in control of Harlequin could result in removal of the present sole officer and director of Harlequin and a corresponding reduction in or elimination of her participation in the future affairs of Harlequin.

Should Harlequin meet our business plan of merging, shareholders in Harlequin will most likely suffer a reduction in percentage share ownership of the newly formed company.

Harlequin's plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in Harlequin issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of Harlequin would result in a reduction in the percentage of shares owned by present and prospective shareholders of Harlequin and would most likely result in a change in control or management of Harlequin.

Many business decisions made by Harlequin can have major tax consequences and many associated risks and we will not advise you on this.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Harlequin may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Harlequin intends to structure any business combination so as to minimize the federal and state tax consequences to both Harlequin and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction. We will not furnish any tax opinion to investors on this or any other tax matter.

The requirement of audited financial statements of potential merging entities may cause some potential merger candidates to forego merging with Harlequin.

We believe that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. These financial statements must be filed with the Securities and Exchange Commission in a post-effective amendment to this registration statement. One or more attractive business opportunities may choose to forego the possibility of a business combination with Harlequin, rather than incur the expenses associated with preparing audited financial statements.

We may not be able to sell enough shares to follow through with our business plan.

The 2,500,000 common shares are to be offered directly by our President on a "self underwriting" basis, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. It is not know whether Harlequin will be able to sell any shares. In any event: the $25,000 to be raised in this offering will be insufficient to do anything more than and pay the expenses of this offering and we have no commitments for future financing.

Harlequin's offering price is arbitrary and the value of our securities may never actually reach the offering price.

The offering price of our shares bears no relation to book value, assets, earnings, or any other objective criteria of value. This price has been arbitrarily determined by our sole officer and director. There can be no assurance that, even if a public trading market develops for Harlequin's securities, the shares will attain market values commensurate with the offering price.

Shares may be sold in the future pursuant to Rule 144 and this may disrupt any market that may develop in our securities.

All of the 150,000 shares, which are held by our sole officer and director, have been issued in reliance on the private placement exemption under the Securities Act. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act.

In general, under Rule 144 a person, or persons whose shares are aggregated, who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Harlequin, as that term is defined under the Act, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our then outstanding shares of common stock, or the average weekly reported trading volume in our stock on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by our sole officer and director or our existing shareholders were sold pursuant to Rule 144 or in a registered offering, the market price of the common stock could be adversely affected.

Many states have passed laws, rules and regulations concerning blank check companies and as a result, we could have a great deal of trouble raising additional capital and have a very limited public market. Consider these facts carefully before you invest.

Harlequin has had no operating revenue to date and may not become profitable.

Harlequin has had no operating history nor any revenues or earnings from operations. Harlequin has no significant assets or financial resources. Harlequin will, in all likelihood, sustain operating expenses without corresponding revenues, at least until our business plan is fully operational. This may result in our incurring a net operating loss which will increase continuously at least until we complete a suitable merger or acquisition.

We are at a competitive disadvantage because we lack any market research or marketing organization and your investment may stay in escrow for a substantial period of time without earning any interest.

Harlequin has neither conducted, nor have others made available to us, results of any market research indicating that market demand exists for any company to merge with or acquire Harlequin. Moreover, Harlequin does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by Harlequin, there is no assurance Harlequin will be successful in completing any such business combination and your investment may be in escrow for a substantial period of time without earning interest.

Harlequin shares are to be offered as a self-underwritten offering.

We are offering these shares as a self-underwritten offering, and no individual, firm or corporation has agreed to purchase or take down any of the offered shares. We cannot and do not make any
statement guaranteeing that shares will be sold.   Accordingly,
the proceeds we raise, if any, may be insufficient to pay our offering expenses.

Harlequin's shares may never actually be traded and therefore purchasers may never be able to resell.

Prior to the offering, there has been no public market for the shares being offered. An active trading market may not develop.
Consequently, purchasers of our shares may never be able to resell their securities.

Our sole officer and director has other business interests.

Inge L. E. Kerster, the majority shareholder and sole officer and director of Harlequin Investments, Inc., is also the majority shareholder and sole officer and director of Xiang, Inc. and
Belfleur Inc.   Both of these companies plan to make "blank
check" offerings. It is possible that Ms. Kerster could devote more time and resources to any of the three companies that she deems is more likely to succeed. In Addition, Ms. Kerster has filed four Form 10-SB Registration Statements pursuant to the Securities Exchange Act of 1934 to register the common stock of four additional "blank check" companies. None of these companies has yet conducted a public offering or succeeded in finding a merger or acquisition candidate and we will compete with these other companies for Ms. Kersters time and resources.

We are dependent upon one individual who will not devote her full time and attention to our affairs could result in delays or business failure.

Inge Kerster is serving as our sole officer and director. Loss of her services may hamper our ability to implement the business plan, and could cause our stock to become worthless. We will be heavily dependent upon Ms. Kerster's entrepreneurial skills and experience to implement our business plan. Her inability to devote full time and attention to the affairs of Harlequin Investments, Inc. could result in delays in effecting any business combination.

Harlequin does not have an employment agreement with Ms. Kerster and there is no assurance that she will continue to manage our affairs in the future. We could lose the services of Ms. Kerster, or she could decide to join a competitor or otherwise compete with us directly or indirectly. This would have a negative affect on our business and could cause the price of the stock to be worthless. The services of Ms. Kerster would be difficult to replace. Because investors will not necessarily be able to evaluate the merits of the future business decisions of Harlequin, they should carefully and critically assess Ms. Kerster's background.

Any future offering may have to comply with Rule 419.

Even if all the shares offered in this offering are sold and even if we find a merger or acquisition candidate, any future registered offering we attempt may have to comply with Rule 419, and such compliance with Rule 419 could make any future offering unacceptable to the brokerage community and to potential investors.

Risks related to the securities market

Investors may face restrictions on the resale of our stock due to federal penny stock regulations.

The securities of Harlequin, when and if they become available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms:

     a)   institutions with assets exceeding $5,000,000; and
     b) individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 or that, combined with a spouse's income, exceeds
          $300,000.

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market that may develop.

The Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g- 2, 15g-3,
15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange
Act of 1934.

Because our common stock will constitute "penny stock" within the meaning of the rules, the rules would apply to our securities. The rules may further affect the ability of owners of Harlequin Investments, Inc.'s shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker/dealers and the market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker/dealers could be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
- "boiler room" practices involving high-pressure sales tactics and unrealistic price projections made by inexperienced sales persons;
- excessive and undisclosed bid-ask differentials and markups by selling broker/dealers; and
- the wholesale dumping of the same securities by promoters and broker/dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Summary of penny stock risks.

  1)   Harlequin Investments, Inc. stock is a penny stock.
  2)  Some states will not allow you to sell to their citizens.
  3) Some broker/dealers will not handle transactions in penny stocks.
  4)   SEC rules make selling your stock a cumbersome procedure.
  5) Penny stock markets can be very volatile with large swings up or down.

Limited state registration
We will initially only register or otherwise qualify our shares in the State of New York and in various provinces of Canada. This means that American investors who reside in states other than New York shall not be able to participate in this offering. This geographical restriction may make it harder for our sole officer and director to sell our shares.


                         Use of Proceeds

In the event we raise less than $25,000 it may be impossible for us to ever engage in business.  We do not have any loan
commitment or funding agreement with any person in the event we do not raise the entire $25,000.
                       Table 1 - Sale of 100% of     Table 2 -Sale of 75% of
                       stock offered:                stock offered:

Gross Proceeds                            $25,000          $18,750
Less expenses of offering:
       Legal Fees                         5,000              5,000
       Accounting                         2,500              2,500
       Electronic filing and printing     1,500              1,500
Net Proceeds                             16,000              9,750
Use of net proceeds:
       Working Capital                   16,000              9,750
Total Use of Proceeds                    25,000             18,750



                       Table 3  Sale of 50% of     Table 4  Sale of 25% of
                       stock offered:                      stock offered:

Gross Proceeds                            $12,500               $6,250
Less expenses of offering:
       Legal Fees                         5,000                  5,000
       Accounting                         2,500                  2,500
       Electronic filing and printing     1,500                  1,500
Net Proceeds                              3,500                ($2,750)
Use of net proceeds:
       Working Capital  (Deficit)         3,500                ($2,750)
Total Use of Proceeds                    12,500                  6,250

As the four tables above indicate:

- We will not have sufficient funds to commence operations unless at least 50% of the 2,500,000 shares being offered by us are purchased.

- In the event we only sell 625,000 of our shares we would we would not have adequate funds to pay our attorneys, accountants, electronic filing and printing costs and would owe $2,750 to such individuals and entities.

- We have estimated that we will have approximately $16,000 working capital if all of the 2,500,000 shares being offered by us are sold. This money will be used for contingency and/or additional unanticipated expenses of getting the business started. This money may or may not be enough to run the business until a merger or acquisition can be accomplished. If it is not enough we will be forced to look for more funding. No arrangements have been made for any such funding.

 None of the proceeds of this offering will be paid to our sole officer, director and promoter or her affiliates.

                 Determination of Offering Price

Our sole officer and director arbitrarily set the price of the shares in this offering. The offering price is not an indication of and is not based upon the actual value of Harlequin Investments, Inc. It bears no relationship to our book value, assets, earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our securities.




                      Plan of Distribution

General

Harlequin Investments, Inc. will attempt to sell a maximum of 2,500,000 shares of our common stock to the public on a "self underwritten" basis through our sole officer and director. There can be no assurance that any of these shares will be sold. The gross proceeds will be $25,000 if all the shares offered are sold. Harlequin or any of our principals will pay no commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

We are offering up to 2,500,000 shares of our common stock at a price of $0.01 per share to be sold by our sole executive officer and director. Since this offering is conducted as a self-underwritten offering, there can be no assurance that any of the shares will be sold. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially effected, and you may lose all or substantially all of your investment.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. Because of this, investors may not be able to readily dispose of any shares purchased in this offering.

Our president and sole director, Inge L. E. Kerster, shall conduct the offering.
Although Ms. Kerster is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, Ms. Kerster is deemed by us not to be a broker for the following reasons:

      * She is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.

      * She will not be compensated for her participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

      * She is not an associated person of a broker or dealer at the time of her participation in the sale of our securities.

      * She will restrict her participation to the following activities:

            A.    Preparing any written communication or
delivering any communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser;

            B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

            C. Performing ministerial and clerical work involved in effecting any transaction.

The offering will remain open for a period until ___________, 2002 or 60 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. Our sole officer and director, and our stockholders and their affiliates may purchase shares in this offering on the same terms and conditions as other investors. Provided, however, that any purchase by affiliates of Harlequin will be with investment intent and not with a view to a further distribution.


                        Legal Proceedings

Harlequin Investments, Inc. is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the sole officer and director knows of no legal proceedings against Harlequin
Investments, Inc. or our property contemplated by any governmental authority.


  Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the name, age and position of the sole director, executive officer, promoter and control person of Harlequin Investments, Inc.:

         Name                                  Age
Position

Inge L. E. Kerster             55       President, Secretary,
                                        Treasurer, Director,
                                        Promoter and Control Person

In January, 2000, Ms. Kerster was elected as the sole officer and director of Harlequin Investments, Inc. by the current shareholders, of whom she is majority stockholder. She will serve until the first annual meeting of shareholders and her successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. Ms. Kerster is the sole "Parent" and "Promoter" of our company, as those terms are defined in the Securities Act and in relevant state law.


Biographical Information

Inge L. E. Kerster. Ms. Kerster became President and majority shareholder in Harlequin Investments, Inc. on January 20, 2000. Ms. Kerster, is a business and financial consultant and is President of Sandringham Investments Limited, a company specializing in the preparation and filing of documentation for Canadian and other foreign citizens and corporations that desire to become publicly trading in the United States. Ms. Kerster shall only devote a minimum of time, probably no more than four to five hours a week, to the business and affairs of Harlequin Investments, Inc.

Ms. Kerster is the sole officer, majority shareholder, and sole director of Xiang, Inc. and Belfleur, Inc., both of which have filed registration statements under The Securities Act. She is also the sole officer, director and the majority shareholder of Digicomm Services, Inc., Hornblower Investments, Inc., The Madonna Corporation and Lionheart Investments, Inc. All six of these companies have no business plan or substantial assets and intend to conduct registered public offerings of their securities in the future.

Previous Experience in Blank Check Offerings

Inge L. E. Kerster is the sole officer and director of Digicomm Services, Inc., formerly Nemo Enterprises, Inc., Hornblower Investments, Inc., The Madonna Corporation and of Lionheart Investments, Inc. All of these companies have made filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. All of these companies are dormant, blank check companies that do not have either substantial assets or a business plan and are currently seeking business opportunities. These companies have never conducted a public offering.

Ms. Kerster is the sole officer and director of Xiang, Inc. and of Belfleur, Inc. Both of these companies have filed registration statements pursuant to the Securities Act. Both of these companies are dormant, blank check companies that lack both substantial assets and a business plan, and both of these companies currently intend to seek business opportunities if they ever become effective.

The following table illustrates Ms. Kerster's current involvement in blank check offerings:




 Name of   Digicomm  Hornblower   The           Lionheart    Harlequin    Xiang,  Belfleur
 Company                          Madonna       Investments  Investments  Inc.    Inc.
           Services  Investments  Corporation   Inc.         Inc.
            Inc.      Inc.        Inc.

 Date of   12/14/     3/13/       3/13/        7/2/          1/17/        10/5/    9/29/
 Filing    2000       2001        2001         2001          2001         2000     2000
 and type
 of SEC    Form       Form        Form         Form          Form         Form     Form
 filing    10-SB      10-SB       10-SB        10-SB         SB-2         SB-2     SB-2
 Date of   None       None        None         None          None         None     None
 Initial   Yet        Yet         Yet          Yet           Yet          Yet      Yet
 Public
 Offering
 Public    NA         NA          NA           NA            $.01         $.01     $.01
 Offering                                      per           per          per
 Price                                         Share         Share        Share
 Aggregate NA         NA          NA           NA            $25,000      $25,000  $25,000
 Dollar
 Amount
 to be
 Raised
 Purpose   Blank      Blank       Blank        Blank         Blank        Blank   Blank
 of the    Check      Check       Check        Check         Check        Check   Check
 Offering
 Any       No         No           No           No          No         No        No
 Mergers
 or
 Acquisit
 ions
 Yet?





Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 31, 2001, the issued and outstanding common stock of Harlequin Investments, Inc. owned of record or beneficially by our sole executive officer and director and by the sole person who owned of record, or was known by Harlequin Investments, Inc. to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a group. This person has sole voting and investment power with respect to the shares shown.


                                              Shares      Percentage of
 Name                                         Owned       Shares Owned

Inge L. E.  Kerster                           150,000           71.43
President, Secretary, Treasurer, and Director
3215 Mathers Avenue
West Vancouver, BC V7V 2K6 Canada

All executive officers and directors as a group
(1 Individual)................................150,000           71.43


                    Description of Securities

The following description of our securities is a summary of the material terms of our common stock. This summary is subject to and qualified in its entirety by the Harlequin Investments, Inc. Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Colorado law.

The authorized capital stock of Harlequin Investments, Inc. consists of 110,000,000 shares: 100,000,000 shares of common stock having a par value of $0.001 per share and 10,000,000 shares of preferred stock having a par value of $0.001 per share.

The holders of shares of common stock of Harlequin Investments, Inc. do not have cumulative voting rights in connection with the election of the board of directors. This means that the holders of more than 50% of the shares voting can elect all of the directors if they so choose and the holders of the remaining shares will not be able to elect any directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available, when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Harlequin Investments, Inc., our holders are entitled to receive, ratably, the net assets of Harlequin Investments, Inc. available after payment of all creditors.

All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Harlequin's common stock are issued, the relative interests of existing shareholders may be diluted.


    Disclosure of Commission Position on Indemnification for
                   Securities Act Liabilities

The Articles of Incorporation of Harlequin Investments, Inc., filed as Exhibit 3.1 to our registration statement on Form SB-2, provide that we will indemnify our officers and directors to the full extent permitted by Colorado state law. The Bylaws of Harlequin Investments, Inc., filed as Exhibit 3.2 to our registration statement, provide that we will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Harlequin Investments, Inc. or is or was serving as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                        Important Notice

This prospectus contains forward-looking statements that involve risks and uncertainties. The words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions identify these forward-looking statements. Harlequin Investments, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements as the result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.


                          Business Plan

Our business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. We have very limited capital, and it is unlikely that we will be able to take advantage of more than one such business opportunity.

We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time we have not identified any business opportunity that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition.

Harlequin Investments, Inc.'s sole officer and director has a number of contacts within the field of corporate finance. As a result, she has had preliminary contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition by a public shell company. However, none of these preliminary contacts or discussions involved the possibility of a merger or acquisition transaction with Harlequin.

It is anticipated that Harlequin's sole officer and director will contact broker/dealers and other persons, with whom she is acquainted, who are involved in corporate finance matters, to advise them of Harlequin Investments, Inc. existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with us. No assurance can be given that we will be successful in finding or acquiring a desirable business opportunity, given the limited funds that we have available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to us or our stockholders.

Harlequin Investments, Inc. search will be directed toward small and medium-sized enterprises. These enterprises must have a desire to become public corporations and they must be able to satisfy, presently or in the near future, the minimum asset requirements in order to qualify shares for trading on the NASD OTC Bulletin Board quotation service, NASDAQ or a stock exchange Harlequin Investments, Inc. anticipates that the business opportunities presented to it will:

     - be recently organized with no operating history or a history of losses attributable to under-capitalization or other factors;
     - be experiencing financial or operating difficulties;
     - be in need of funds to develop a new product or service or to expand into a new market;
     - be relying upon an untested product or marketing concept;or
     - have a combination of the characteristics mentioned above.

We intend to concentrate our acquisition efforts on properties or businesses that we believe to be undervalued. Given the above factors, investors should expect that any acquisition candidate might have a history of losses or low profitability. Harlequin does not propose to restrict our search for investment opportunities to any particular geographical area or industry, and we may, therefore, engage in essentially any business, to the extent of our limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. Harlequin Investments, Inc. discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors and the right of our investors to approve any such merger under Rule 419.

As a consequence of this registration of our securities, any entity that has an interest in being acquired by, or merging into Harlequin Investments, Inc., is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that we would issue an amount of stock constituting control of Harlequin Investments, Inc. or purchased from the principal shareholders by the acquiring entity or its affiliates. If stock is purchased from the current shareholders, the transaction is very likely to result in substantial gains to them relative to their purchase price for such stock. In Harlequin's judgment, none of our officers and directors would thereby become an "underwriter" within the meaning of the Section 2(11) of the Securities Act of 1933.

The sale of a controlling interest by certain principal shareholders of Harlequin Investments, Inc. could occur at a time when the other shareholders of Harlequin remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current sole officer and director of Harlequin Investments, Inc. may resign her management positions with Harlequin in connection with our
acquisition of a business opportunity.   See  "Form of
Acquisition," below, and "Risk Factors" - In the event of such a resignation, current management would not have any control over the conduct of business following Harlequin Investments, Inc.'s combination with a business opportunity.

It is anticipated that business opportunities will come to Harlequin's attention from various sources, including our sole officer and director, our other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. Harlequin Investments, Inc. has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for Harlequin Investments, Inc.

Harlequin Investments, Inc. does not foresee that we would enter into a merger or acquisition transaction with any business with which our sole officer or director is currently affiliated. Should Harlequin Investments, Inc. determine in the future, contrary to foregoing expectations, that a transaction with an affiliate would be in the best interests of our stockholders, Harlequin Investments, Inc. is in general permitted by Colorado law to enter into such a transaction if:

- The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the board of directors, and the board in good faith authorizes the contract or transaction by the affirmative vote of a majority of our disinterested directors, even though the disinterested directors constitute less than a quorum; or

- The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote on such matters, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

-        The contract or transaction is fair as to Harlequin
Investments, Inc. as of the time it is authorized, approved or ratified, by the board of directors or the stockholders.

Employees.

Harlequin Investments, Inc. is a development stage company and we currently have no employees. We are currently managed by Inge Kerster, our sole officer and director. We look to Ms. Kerster
for her entrepreneurial skills and talents.   We may hire
employees in the future.. A portion of any employee compensation could include the right to acquire stock in Harlequin Investments, Inc., which would dilute the ownership interest of holders of existing shares of our common stock.

    Available Information and Reports to Securities Holders.

Harlequin Investments, Inc. has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the attached exhibits and schedules. For further information with respect to Harlequin Investments, Inc. and our common stock, see the registration statement and the exhibits and schedules. Any document we file may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Harlequin Investments, Inc. filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission.


    Management's Discussion and Analysis or Plan of Operation

Plan of Operation - General

We are seeking business opportunities. At this time, we have no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation. No member of management or promoter of Harlequin has entered into any material contracts with any other company with respect to any acquisition of that other company. We will not restrict our search to any specific business, industry or geographical location, and we may participate in a business venture of virtually any kind or nature. The discussion for the proposed business under this caption and throughout this document is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities.

We intend to obtain funds in one or more private placements to finance the operation of any acquired business. Persons purchasing securities in these placements will likely not have the opportunity to participate in the decision relating to any acquisition. Our proposed business is sometimes referred to as a ?blind pool? because any investors will entrust their investment monies to our management before they have a chance to analyze any ultimate use to which their money may be put. Consequently, our potential success is heavily dependent on our sole officer and director, who will have virtually unlimited discretion in
searching for and entering into a business opportunity.   There
can be no assurance that we will be able to raise any funds in private placements. In any private placement, our sole officer and director and existing shareholders may purchase shares on the same terms as offered in the private placement.

We may seek a business opportunity with a firm that only recently commenced operations, or a developing company in need of additional funds for expansion into new products or markets, or an established company seeking a public vehicle. In some instances, a business opportunity may involve the acquisition or merger with a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock. We may purchase assets and establish wholly owned subsidiaries in various business or purchase existing businesses as subsidiaries.

We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky.
Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our sole officer and director believes that there are numerous firms seeking the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable statues, for all shareholders, and other factors. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.


As is customary in the industry, we may pay a finder?s fee for locating an acquisition prospect. If any such fee is paid, it will be approved by our board of directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction. Management had adopted a policy that such a finder?s fee or real estate brokerage fee could, in certain circumstances, be paid to any of our employees, officers, directors or 5% shareholders, if such person plays a material role in bringing a transaction to us and if our securities counsel determines that the payment of any such finder?s fee is not in violation of federal or state securities law.

We have, and will continue to have, insufficient capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes Harlequin will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. We will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity including the costs of preparing post-effective amendments, Forms 8-K, agreements and related reports and documents. However, our sole officer and director has not conducted market research and is not aware of statistical data which would support her perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

We do not intend to make any loans to any prospective merger or acquisition candidates or unaffiliated third parties.


Sources of Opportunity

We anticipate that business opportunities for possible acquisition will be referred by various sources, including our sole officer and director, professional advisors, securities broker-dealers, venture capitalists, member of the financial community, and others who may present unsolicited proposals. We will seek a potential business opportunity from all known sources, but will rely principally on personal contracts of our sole officer and director as well as indirect associations between them and other business and professional people. It is not presently anticipated that we will engage professional firms specializing in business acquisitions or reorganizations.
Our sole officer and director is currently employed in other positions and will devote only a portion of her time to our business affairs, until such time as an acquisition has been determined to be highly favorable, at which time she expects to spend full time in investigating and closing any acquisition. In addition, in the face of competing demands for her time, our sole officer and director may grant priority to her full-time positions rather than to our needs.
Evaluation of Opportunity

The analysis of new business opportunities will be undertaken by or under the supervision of our sole officer and director. Management intends to concentrate on identifying prospective business opportunities that may be brought to our attention through present associations with others.
In analyzing prospective business opportunities, management will consider such matters as the available technical, financing and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the potential for profit; the perceived public recognition or acceptance of products, services or trades; name identification; and other relevant factors. Officers and directors of each company will meet personally with our management, and key personnel of the firm sponsoring the business opportunity, as part of their investigation. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors. We will not acquire or merge with any company for which audited financial statements cannot be obtained.
It may be anticipated that any opportunity in which we participate will present certain risks. Many of these risks cannot be adequately identified prior to the actual business combination, and our shareholders must, therefore, depend on the ability of our management to identify and evaluate such risk. In the case of some of the opportunities available to us, it may be anticipated that the promoters of such opportunity have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activities prior to our participation. There is a risk even after our participation in the activity and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the opportunities may involve new and untested products, processes, or market strategies that may not succeed. Our shareholders and, therefore, we will assume such risks.

We will not restrict our search to any specific kind of business, but may acquire a venture that is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is currently impossible to predict the status of any business in which we may become engaged, in that such business may need additional capital, may merely desire to have its shares publicly traded, or may seek other perceived advantages which we may offer.

Acquisition of Opportunities

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. On the consummation of a transaction, it is possible that our present management and shareholders will not be in control of Harlequin. In addition, a majority or all of our officers and directors may, as part of the terms of the acquisition transaction, resign and be replaced by new officers and directors without a vote of our shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable Federal and State securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at a specified time thereafter. The issuance of substantial additional securities and their potential sale into a trading market in our common stock may have a depressive effect on any such market. While the actual terms of a transaction to which we may be a party cannot be predicted, it may expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986, as amended, the Code. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of Harlequin, including past and current investors, would retain less than 20% of the issued and outstanding shares of the surviving entity, which could result in significant dilution in the equity of such shareholders.

As part of our investigation, our sole officer and director will meet personally with management and key personnel of the business opportunity, may visit and inspect material facilities, may obtain independent analysis or verification of certain information provided, may check references of management and key personnel, and may take such other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which each company participates in an opportunity will depend on the nature of the opportunity, our respective needs and desires and the needs and desires of other parties, the management of the opportunity, our the relative negotiating strength and the negotiating strength of the management of the business opportunity.

With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of Harlequin that target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company?s assets and liabilities, our shareholders will in all likelihood hold a lesser percentage ownership interest in Harlequin following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event that we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our shareholders, including past and current investors.

We will not have sufficient funds, unless we are able to raise funds in private placements, to undertake any significant development, marketing and manufacturing of any products that may be acquired. Accordingly, following the acquisition of any such product, we will, in all likelihood, be required to either seek debt or equity financing or obtain funding from third parties, in exchange for which we would probably be required to give up a substantial portion of our interest in any acquired product. There is no assurance that we will be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

The principal criteria for evaluating acquisitions which we may engage in will be the amount of investment required by us, the degree of risk to us, the potential return on investment to Harlequin, our expertise in each situation and the expertise and reliability of the management of the business opportunity.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision were made not to participate in a specific business opportunity the costs therefore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss of the related costs incurred.

Our management believes that we may be able to benefit from the use of ?leverage? in the acquisition of a business opportunity. Leveraging a transaction involves the acquisition of a business through incurring significant indebtedness for a large percentage of the purchase price for that business. Through a leveraged transaction, we would be required to use less of our available funds for acquiring the business opportunity and, therefore, could commit those funds to the operations of the business opportunity, to acquisition of other business opportunities or to other activities. The assets of the business opportunity to be acquired will ordinarily secure the borrowing involved in a leveraged transaction. If the business opportunity acquired were not able to generate sufficient revenues to make payments on the debt incurred by us to acquire that business opportunity, the lender would be able to exercise the remedies provided by law or by contract. These leveraging techniques, while reducing the amount of funds that we must commit to acquiring a business opportunity, may correspondingly increase the risk of loss to Harlequin. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates because the investment in the business opportunity held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing. Lenders from which we may obtain funds for purposes of a leveraged buy-out may impose restrictions on the future borrowing, distribution, and operating policies of Harlequin. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact of any such restrictions on us.

Competition

We are an insignificant participant among firms that engage in business combinations with, or financing of, development stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personnel resources, technical expertise and experience than us. In view of our limited financial resources and management availability, we will continue to be at a significant competitive disadvantage with respect to our competitors.

Regulation and Taxation

The Investment Company Act of 1940 defines a ?investment company? as an issuer that is or holds it out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulation under the Investment Company Act of 1940 in the event we obtain or continue to hold a minority interest in a number of development stage enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act of 1940. Accordingly, management will continue to review our activities from time to time with a view toward reducing the likelihood that we could be classified as a ?investment company?.

Employees

We presently do not have any employees. We plan to hire employees in the future but have formulated no definite plans at this point.

Liquidity and Capital Resources

As of the end of the reporting period, we had no material cash or cash equivalents. There was no significant change in working capital during this fiscal year.

As of the date of this prospectus, there are no plans, proposals, arrangements, or understandings with respect to the sale or issuance of any additional securities of Harlequin.

Management feels that we have inadequate working capital to pursue any business opportunities other than to effect a business opportunity with third parties. Our capital requirements for the foreseeable future will be supplied through private placements and borrowing.


                         Description of Property


Harlequin Investments, Inc. is provided some office space and telephone answering facilities within the office of our sole officer and director. We pay no rent and own no real estate.


             Certain Relationships and Related Transactions

No director, executive officer or nominee for election as a director of Harlequin Investments, Inc. and no owner of five percent or more of the outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $10,000. Ms. Kerster is president and majority shareholder of Sandringham Investments, Limited, a British Columbia corporation providing consulting services to Canadian companies desiring to become trading entities in the United States.

Inge L. E. Kerster is the sole promoter of Harlequin Investments, Inc., as that term is defined in the Securities Act. Ms. Kerster received 150,000 shares of stock from Harlequin on January 20, 2000 for the expense, time and effort to incorporate, organize and prepare our initial business plan.


        Market for Common Equity and Related Stockholder Matters

No established public market exists for the securities of Harlequin Investments, Inc. We have no common equity subject to outstanding purchase options or warrants and we have no securities convertible to common equity. There is no common equity that can be currently sold pursuant to Rule 144 of the Securities Act or that Harlequin Investments, Inc. has agreed to register under the Securities Act for sale by shareholders. Except for this offering there is no common equity that is being or has been proposed to be, publicly offered.

As of April 16, 2002, there are 210,000 shares issued and outstanding. Thirteen persons hold these shares. All of these shares were issued under Section 4(2) and Regulation S of the Securities Act and are subject to the re-sale restrictions of Rule 144.

To date we have not paid any dividends on our common stock and do not expect to pay any dividends in the foreseeable future.


      Investors' rights and substantive protection under rule 419.

Deposit of offering proceeds and securities.

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account, the "Deposited Funds" and "Deposited Securities," respectively, governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Harlequin and to investors, respectively, only after Harlequin has met the following three conditions:

- First, Harlequin must execute an agreement for an acquisition meeting certain prescribed criteria;

-    second, Harlequin must successfully complete a reconfirmation
offering which includes certain                      prescribed terms
and conditions; and

- third, the acquisition meeting the prescribed criteria must be consummated.

Prescribed acquisition criteria.

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Harlequin must first execute an agreement to acquire an acquisition candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, Harlequin must successfully complete the mandated reconfirmation offering and consummate the acquisitions.

Post-effective amendment.

Once the agreement governing the acquisition of a business meeting the above criteria has been executed, Rule 419 requires Harlequin to update the registration statement, of which this prospectus is a part. with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate and its business, including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account.

The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions, which must be satisfied before the Deposited Funds, and Deposited Securities can be released from escrow.

Reconfirmation offering.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

- The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within
     five business days after the effective date of the post-effective amendment;

- Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

- If Harlequin does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds, and any related interest or dividends, held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

- The acquisition will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

- If a consummated acquisition has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

Release of deposited securities and deposited funds.

The Deposited Funds and Deposited Securities may be released to Harlequin and the investors, respectively, after:

- The escrow agent has received written certification from Harlequin and any other evidence acceptable by the escrow agent that Harlequin has executed an agreement for the acquisition of a business, the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and Harlequin has satisfied all of the prescribed conditions of the reconfirmation offer; and

- The acquisition of the business, the value of which represents at least 80% of the maximum offering proceeds, is consummated.


Escrowed funds not to be used for salaries or reimbursable expenses.

No funds, including any interest earned on such funds, will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on Harlequin's behalf by Harlequin's sole officer and director. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Harlequin's sole director and officer. In no event will the escrowed funds, including any interest, if any, earned on such funds, be used for any purpose other than the implementation of a business combination and the costs of the escrow

                         Executive Compensation

No officer or director has received any remuneration from Harlequin Investments, Inc. Although there is no current plan in existence it is possible that we will adopt a plan to pay or accrue compensation to our sole officer and director for services rendered related to the implementation of a business combination. We have no stock option, retirement, incentive or profit sharing plan or program for the benefit of our sole officer and director but our board of directors may recommend the adoption of one or more of such programs in the future.
No one receives any compensation from Harlequin Investments, Inc. and we do not have a compensation policy or committee.




                       HARLEQUIN INVESTMENTS, INC.


                          FINANCIAL STATEMENTS



                         AS OF DECEMBER 31, 2001





                         PREPARED BY MANAGEMENT
                       HARLEQUIN INVESTMENTS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)

                              BALANCE SHEET
                         AS AT DECEMBER 31, 2001
                         (PREPARED BY MANAGEMENT)

                                 ASSETS

CURRENT ASSETS:
  CASH                                                $         58

TOTAL CURRENT ASSETS                                            58


TOTAL ASSETS                                                    58

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                             0


STOCKHOLDERS' EQUITY:
  COMMON STOCK, $0.001 PAR
  VALUE; 100,000,000 SHARES
  AUTHORIZEDAND 210,000 SHARES
  ISSUED AND OUTSTANDING                                      210

  PREFERRED STOCK, $0.001 PAR
  VALUE - 10,000,000 AUTHORIZED
  NONE ISSUED AND OUTSTANDING                                   0

ADDITIONAL PAID-IN CAPITAL                                  1,140

(DEFICIT) ACCUMULATED DURING
THE DEVELOPMENT STAGE                                      (1,292)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                       (   58)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                    $      58




                         SEE ACCOMPANYING NOTES
                       HARLEQUIN INVESTMENTS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)

                         STATEMENT OF OPERATIONS
       FOR THE THREE MONTH AND SIX MONTH PERIODS
       ENDED DECEMBER 31, 2001 AND 2000
                        (PREPARED BY MAMAGEMENT)

                                     THREE MONTHS     SIX MONTHS
                                      2001     2000     2001     2000

REVENUES:                            $  0      $ 0       $ 0     $  0

       OPERATING EXPENSES:
  AND      FILING     FEES             23       22        45      642
TOTAL    OPERATING   EXPENSES          23       22        45      642
NET (LOSS) FOR THE PERIOD        $ (   23) $ (  22)     $(45)   $(642)


NET  (LOSS) PER SHARE            $  (0.00) $ (0.00)   $(0.00)  $(0.00)


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING         210,000  210,000   210,000  210,000














                         SEE ACCOMPANYING NOTES
                       HARLEQUIN INVESTMENTS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)

                         STATEMENT OF CASH FLOWS
       FOR THE THREE MONTH AND SIX MONTH PERIODS
       ENDED DECEMBER 31, 2001 AND 2000
       (PREPARED BY MANAGEMENT)


                                                    2001      2000

       CASH FLOWS PROVIDED BY (USED FOR)


CASH FLOWS FROM (BY) OPERATING ACTIVITIES:
  NET INCOME (LOSS) FOR THE PERIOD             $ (   45)   $ (642)


CASH FLOWS FROM INVESTING ACTIVITIES:                 0         0


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:            0         0


INCREASE (DECREASE) IN CASH FOR THE PERIOD      (    45)   (  642)

CASH, BEGINNING OF PERIOD                           103       788


CASH, END OF PERIOD                           $      58  $    146









                         SEE ACCOMPANYING NOTES
                 NOTES TO UNAUDITED FINANCIAL STATEMENTS
                              (Un-audited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with US Securities and Exchange Commission ("SEC") requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements should be read in conjunction with the year ended June 30, 2001 financial statements of Harlequin Investments, Inc. ("Registrant")

The results of operations for the interim period shown in this report are not necessarily indicative of the results to be expected for the full year. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operation. All such adjustments are of a normal recurring nature.

NOTE II - DUE TO RELATED PARTY

NA



























                       HARLEQUIN INVESTMENTS, INC.

                    (A DEVELOPMENT STAGE ENTERPRISE)






                              AUDIT REPORT



                         JUNE 30, 2001 and 2000

















                    Janet Loss, C.P.A., P.C.
                  Certified Public Accountant
                   1780 S. Belaire, Suite 500
                     Denver, Colorado 80222


                  HARLEQUIN INVESTMENTS, INC.
                (A DEVELOPMENT STAGE ENTERPRISE)

                      INDEX TO FINANCIAL STATEMENTS


                       TABLE OF CONTENTS



ITEM                                                                PAGE

Report of Certified Public Accountant.....................            35


Balance Sheet as at June 30, 2001 and 2000 .........................  36

Statement of Operations for the year ended June 30, 2001 and for
the Period January 19, 2000 (Inception) Through June 30, 2000 .....   37

Statement of Stockholders' Equity (Deficit) for the period
January 19, 2000 (Inception) Through June 30, 2001................    38

Statement of Cash Flows for the year ended June 30, 2001 and for
the  Period From January 19, 2000 (Inception) Through June 30, 2000   39

Notes to Financial Statements.........                                40








                        Janet Loss, C.P.A., P.C.
                       Certified Public Accountant
                     1780 South Bellaire, Suite 500
                         Denver, Colorado 80210
                             (303) 782-0878




                      INDEPENDENT AUDITOR'S REPORT



Board of Directors
Harlequin Investments, Inc.
3215 Mathers Avenue
West Vancouver, BC V7V 2K6 Canada


I have audited the accompanying Balance Sheet of Harlequin Investments, Inc. (A Development Stage Enterprise) as of June 30, 2001 and 2000 and the Statements of Operations, Stockholders' Equity, and Cash Flows for the year ended June 30, 2001 and for the period January 19, 2000 (Inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

My examination was made in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harlequin Investments, Inc. (a development stage enterprise) as of June 30, 2001 and 2000, and the results of its operations and changes in its cash flows for the year ended June 30, 2001 for the period from January 19, 2000 (Inception) through June 30, 2000, in conformity with generally accepted accounting principles.




/s/Janet Loss, C.P.A., P.C.
December 1, 2001


                       HARLEQUIN INVESTMENTS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)

                             BALANCE SHEETS
                      AS AT JUNE 30, 2001 and 2000

                                 ASSETS
                                       2001          2000

CURRENT ASSETS:
  CASH                              $   103       $   788

TOTAL CURRENT ASSETS                    103           788


TOTAL ASSETS                            103           788



                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                      0             0

STOCKHOLDERS' EQUITY:
  COMMON STOCK, $0.001 PAR
  VALUE; 100,000,000 SHARES
  AUTHORIZEDAND 210,000 SHARES
  ISSUED AND OUTSTANDING                210           210

  PREFERRED STOCK, $0.001 PAR
  VALUE - 10,000,000 AUTHORIZED
  NONE ISSUED AND OUTSTANDING             0             0

ADDITIONAL PAID-IN CAPITAL            1,140         1,140

(DEFICIT) ACCUMULATED DURING
THE DEVELOPMENT STAGE                (1,247)         (562)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)    103           788

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                $   103      $    788


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.










                       HARLEQUIN INVESTMENTS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)

                         STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED JUNE 30, 2001 AND
              FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
                          THROUGH JUNE 30, 2000



                                             2001      2000

REVENUES:                            $         0         $     0


OPERATING EXPENSES:

  DOCUMENT PREPARATION AND FILING FEES       600            550
  OFFICE       EXPENSES                       85             12

TOTAL OPERATING EXPENSES                     685            562


NET (LOSS) FOR THE PERIOD               (    685)       (   562)


NET   (LOSS)  PER  SHARE              $(    0.01)   $     (0.01)


WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING                              210,000        210,000







THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.
                       HARLEQUIN INVESTMENTS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)

               STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
               FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
                          THROUGH JUNE 30, 2001



                                                         DEFICIT
                             PREFERRED                   ACCUMULATED
             COMMON  COMMON          PREFERRED  OTHER    DURING      TOTAL
             STOCK   STOCK   STOCK              PAID IN  THE        STOCKHOLDER
           NUMBER OF AMOUNT  NUMBER  STOCK      CAPITAL  DEVELOPME
             SHARES            OF    AMOUNT              STAGE       EQUITY
                             SHARES

COMMON
STOCK
ISSUED
JANUARY
19, 2000   150,000    150       0        0          0       0          150
FOR
SERVICES


COMMON
STOCK
ISSUED MAY
31,        60,000      60        0        0       1,140     0          1,200
2000 FOR
CASH
(LOSS) FOR
THE
PERIOD
ENDED         0        0         0        0          0      (562)      (562)
JUNE  30,
2000


_____________________________________________________________________________
BALANCES
JUNE 30,
2000     210,000      210       0         0        1140     (562)       788

NET (LOSS) FOR
THE YEAR ENDED
JUNE 30, 2001  0      0         0         0         0       (685)      (685)

BALANCES
JUNE 30,
2001      210,000     0         0         0        1140     (1247)      103



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.




                       HARLEQUIN INVESTMENTS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)

                         STATEMENT OF CASH FLOWS
                  FOR THE YEAR ENDED JUNE 30, 2001 AND
               FOR THE PERIOD JANUARY 19, 2000 (INCEPTION)
                           THROUGH JUNE 30, 2000


                                                       2001     2000

CASH FLOWS PROVIDED BY (USED FOR)


CASH FLOWS FROM (BY) OPERATING ACTIVITIES:
  NET INCOME (LOSS) FOR THE PERIOD                $   (685) $   (562)


CASH FLOWS FROM INVESTING ACTIVITIES:                    0         0


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:

  ISSUANCE   OF   COMMON   STOCKS                        0     1,350


INCREASE (DECREASE)IN CASH FOR THE PERIOD             (685)      788

CASH, BEGINNING OF PERIOD                              788         0


CASH, END OF PERIOD                               $    103   $   788







THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.


                       HARLEQUIN INVESTMENTS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)

                      NOTES TO FINANCIAL STATEMENTS
                              JUNE 30, 2001

NOTE I - ORGANIZATION AND HISTORY

The Company is a Colorado Corporation and has been in the development stage since its formation on January 19, 2000. The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan.

NOTE II - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE ACTIVITIES

The Company has been in the development stage since inception.

ACCOUNTING METHOD

The Company records income and expenses on the accrual method.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes cash on hand, cash on deposit, and highly liquid investments with maturities generally of three months or less. At June 30, 2001, there were no cash equivalents.

YEAR END

The Company has elected to have a fiscal year ended June 30.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly assesses these estimates and, while actual results may differ management believes that the estimates are reasonable.

 NOTE III - RELATED PARTY TRANSACTIONS

None.









 Changes and Disagreements with Accountants on Accounting and Financial
                               Disclosure.

None

PART II - Information Not Required in Prospectus

Indemnification of Sole Officer and Directors.

The Articles of Incorporation of Harlequin Investments, Inc. filed as
Exhibit 3.1 provide that it must indemnify its directors and officers to the fullest extent permitted under Colorado law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Harlequin Investments, Inc. or a fiduciary of an employee benefit plan, or is or was serving at the request of Harlequin Investments, Inc. as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify Harlequin Investments, Inc.'s directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Harlequin Investments, Inc.. Pursuant to Colorado law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

     (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;
     (b)  unlawful distributions; or
     (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The Bylaws of Harlequin Investments, Inc., filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers, absent a finding of negligence or misconduct in office.

Harlequin Investments, Inc.'s Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Harlequin Investments, Inc. has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, sole officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution

The amounts set forth are estimates except for the SEC registration fee:

Amount to be Paid
       SEC registration fee                                      $7.00
       Printing and engraving expenses and edgar              1,500.00
       Attorneys' fees and expenses                           5,000.00
       Accountants' fees and expenses                         2,500.00
      Transfer agent's and registrar's fees and expenses        500.00
       Miscellaneous                                            100.00

       Total                                                 $9,607.00

 The Registrant will bear all expenses shown above.

 Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Harlequin Investments, Inc.'s securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On January 20, 2000 Harlequin Investments, Inc. issued 150,000 shares of its common stock to its sole officer, promoter and director, Inge L. E. Kerster. These shares were issued pursuant to Section 4 (2) of the Securities Act and were for the expense, time and effort to incorporate, organize and prepare our initial business plan.

On April 1, 2000 Harlequin issued 5,000 shares of its common stock to each of twelve individuals at a price of $0.02 per share. These shares were issued in reliance on Section 4 (2) and Regulation S of the
Securities Act.   These shares were sold to a small number of
sophisticated and/or accredited investors who were given access to the type of information that is contained in this registration statement.
No advertising or public solicitation was used. These investors are all citizens of Canada who took their common stock pursuant to the restrictions of Rule 144 and, accordingly, the exemption of Regulation S
is also claimed for these sales.   The names of these shareholders and
their respective shareholdings are:

          Inge L. E. Kerster          150,000
          Anne Dysart                   5,000
          Ronald I. Orr                 5,000
          Ronald Chan                   5,000
          Paul McKenzie                 5,000
          Edward D. Duncan              5,000
          Paul M. Naaykens              5,000
          Michael Travis                5,000
          Nancy Travis                  5,000
          Edward G. Byrd                5,000
          Sarah C. N. Byrd              5,000
          Darryl Culp                   5,000
          Rebecca M. E. Kerster         5,000

All shareholders are residents of Canada and received their shares in reliance upon Regulation S as well as Section 4(2) of the Securities Act
of 1933.   All are sophisticated or accredited investors and were given full access to the books and records of Harlequin Investments, Inc. In addition, all investors are close friends or business associates of Inge
L. E. Kerster.

Exhibits.

The following exhibits are filed as part of this Registration Statement:

   Exhibit
   Number           Description

    * 3.1           Articles of Incorporation
    * 3.2           Bylaws
      5.1           Opinion re: legality
     23.1           Consent of Independent Auditors
     23.2           Consent of Counsel (see Exhibit 5.1)
     99.1           Rule 419 Lockup Agreement


*Previously Filed and incorporated herein by reference

Undertakings.

The Registrant hereby undertakes that it will:
     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

     (a) Include any Prospectus required by section 10(a)(3) of the Securities Act;
      b) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and
     (c) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the
     securities   offered, and the offering of the securities of the
     securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Vancouver, British Columbia, Canada, on April 16, 2002.

Harlequin Investments, Inc.


      /S/ Inge L. E. Kerster
            Inge L. E. Kerster, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                        ____   Title                  Date

/S/ Inge L. E. Kerster        President, Secretary,         April 16,2002
     Inge L. E. Kerster       Treasurer and Director
                               EXHIBIT 5.1




                         OPINION AS TO LEGALITY




                          ARTHUR J. FROST, LTD.
                          Arthur J. Frost, Esq.
                        7549 W. Heatherbrae Drive
                         Phoenix, Arizona 85033
                             (623) 849-2050
                        (623) 873-1799 Facsimile
April 16, 2002

Harlequin Investments, Inc.
3215 Mathers Avenue
West Vancouver, BC V7V 2K6
Canada

Re: Harlequin Investments, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for Harlequin Investments, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 2,500,000 shares (the "shares") of the Company's common stock, $.001 par value (the "common stock").

In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, I have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based on the foregoing, we are of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Colorado.

     We are also of the opinion that if and when the registration statement should become effective, all shares sold to the public through the use of the registration statement and the prospectus contained therein, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Colorado.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement

Very truly yours,



/s/  Arthur J. Frost
Arthur J. Frost









                              EXHIBIT 23.1






                     CONSENT OF INDEPENDENT AUDITOR



                        Janet Loss, C.P.A., P.C.
                       Certified Public Accountant
                           1780 South Bellaire
                                Suite 500
                            Denver, CO 80222


The Board of Directors
Harlequin Investments Inc.
404 Scott Point Drive
Salt Spring Island, BC V8K 2R2
Canada

Dear Sirs:

This letter will authorize you to include the Audit of your company dated June 30, 2001 and the Audit Report dated June 30, 2001 in the Registration statement currently under review with the Securities and Exchange Commission.


Yours Truly,

/S/   Janet Loss, C.P.A., P.C.
      Janet Loss, C.P.A., P.C.

December 1, 2001


















                              EXHIBIT 99.1

          "LOCK UP" ESCROW AGREEMENTIN ACCORDANCE WITH RULE 419
                    UNDER  THE SECURITIES ACT OF 1933

         escrow agreement, dated as of April 16, 2002, (the "Agreement") by and between Harlequin Investments, Inc. a Colorado corporation (the "Company") and Christopher J. Moran, Jr., (the "Escrow Agent").

         The Company, through its president, will sell up to 2,500,000 shares of Common Stock, par value $0.001 (the "Shares"), as more fully described in the Company's definitive Prospectus dated ____________, 2002 comprising part of the Company's Registration Statement on Form SB-2, as amended (the "Registration
Statement") under the Securities Act of 1933, as amended (the "Act") (File No.333-46326) declared effective on __________________ (the
"Prospectus").

         The Company desires that the Escrow Agent accept all offering proceeds, with no deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances and amounts permitted to be released to the Company under Rule 419(b)(2)(vi), a copy of which rule is attached hereto and made a part hereof, to be derived by the company from the sale of the shares (the "Offering Proceeds"), as well as the share certificates representing the shares issued in connection with the company's offering, in escrow, to be held and disbursed as hereinafter provided.

         NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

   1. Appointment of Escrow Agent. The company hereby appoints the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

         2.   Deposit of Offering Proceeds and share Certificates.
Subject to Rule 419, upon the Company's receipt and acceptance of subscriptions and Offering Proceeds, the Company shall promptly deliver to the Escrow Agent a certified or bank check in the amount of the Offering Proceeds drawn to the order of the Escrow Agent or, alternatively, drawn to the order of the Company but endorsed by the Company for collection by the Escrow Agent and credited to the Escrow Account.

              All share certificates representing the Shares issued in connection with the Company's offering shall also be deposited by the Company directly into the Escrow Account promptly upon issuance. The identity of the purchasers of the securities shall be included on the stock certificates or other documents evidencing such securities. Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the Escrow Account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue code of 1986 as amended [26 U.S.C. 1 et seq.], or Title 1 of the Employee
Retirement Income Security Act [29 U.S.C. 1001 et seq.],or the rules thereunder.

              Warrants, convertible securities or other derivative securities, if any, relating to securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the Escrow Account.

         3.   Disbursement of the Escrow Account. Upon the earlier of
(i) receipt by the Escrow Agent of a signed representation from the Company to the Escrow Agent, that the requirements of Rule
              419(e)(1) and (e)(2) have been met, and consummation of an acquisition(s) meeting the requirements of Rule 419(e)(2) or (ii) written notification from the Company to the Escrow Agent to deliver the Offering Proceeds to another escrow agent in
     accordance with Paragraph 5.8 then, in     such event, the Escrow
     Agent shall disburse the Offering Proceeds (inclusive of any interest to the Company and the securities to the purchasers or
     registered holders identified on the      deposited securities or
     deliver the Offering Proceeds and securities to such other escrow
     agent, as       the case may be, whereupon the Escrow Agent shall
     be released from further liability hereunder.

     Notwithstanding the foregoing, if an acquisition meeting the
     requirements of Rule 419(e)(1) has not   occurred by a date within
     18 months after the effective date of the Registration Statement, funds held in the Escrow Account shall be returned by first class
     mail or equally prompt means to      the purchasers within five
     business days following that date.

         4.   Concerning the Escrow Agent.

     The Escrow Agent shall not be liable for any actions taken or
     omitted by it, or any action suffered      by it to be taken or
     omitted by it, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice demand, certificate,
     opinion or advice of counsel (including counsel chosen by the
     Escrow Agent), statement , instrument , report or other paper or document
  (not only as to its due execution and the     validity and effectiveness
     of its provision, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow
     Agent to be genuine and to be     signed or presented by the proper
     person or person.

    The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow
    Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

    The Escrow Agent shall not be responsible for the sufficiency or accuracy, the form of, or the execution validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the person executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent under the provisions hereof.

     The Escrow Agent shall not be liable for any loss, which may be incurred by reason of any investment of any monies, or properties that it holds hereunder. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

     The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability that such party may have to the Escrow Agent hereunder. Upon the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Account is to be disbursed and delivered.

     The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder.

    From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

    The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the Company at least thirty (30) days' prior written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed in the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it deems appropriate.

     The Escrow Agent shall resign and be discharged form its duties as Escrow Agent hereunder if so requested in writing at anytime by the Company, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided above. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability thereunder for its own gross negligence or its own willful misconduct.

         5.   Miscellaneous.

     This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Georgia.

            This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

    This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

    Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two (2) days after the date of mailing. The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.




WITNESS the execution of this Agreement as of the date first above written.

                                   HARLEQUIN INVESTMENTS, INC.  (the "company")

                                        By:
                                        ------------------------------------
                                        /s/Inge L.E. Kerster, President

This Escrow Agreement is accepted as of the ______ day of _____________,2002.

               ----------------------------------  (The "Escrow Agent")
               /s/Christopher J. Moran, Jr.